Exhibit 4.3

EXECUTION VERSION

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

as Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of December 19, 2013

to the

SUBORDINATED DEBT SECURITIES INDENTURE

dated as of December 4, 2012

and the

FIRST SUPPLEMENTAL INDENTURE

dated as of December 4, 2012

$2,000,000,000 6.00% SUBORDINATED TIER 2 NOTES DUE 2023

This THIRD SUPPLEMENTAL INDENTURE dated as of December 19, 2013, among THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at One Canada Square, London E14 5AL.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of December 4, 2012, as amended and supplemented by the First Supplemental Indenture dated as of December 4, 2012 (collectively, the “Base Indenture”) to provide for the issuance of the Company’s Subordinated Debt Securities from time to time;

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Subordinated Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue, as a further series of Subordinated Debt Securities under the Base Indenture, $2,000,000,000 6.00% Subordinated Tier 2 Notes due 2023 (the “Notes”) to be issued pursuant to this Third Supplemental Indenture dated as of December 19, 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS, this Third Supplemental Indenture shall amend and supplement the Base Indenture; to the extent that the terms of the Base Indenture are inconsistent with such provisions of this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall govern;

WHEREAS, the entry into of this Third Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and whereas all actions required by it to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Third Supplemental Indenture:

(a) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for purposes of this Third Supplemental Indenture and the Base Indenture, the term “series” shall mean the series of securities designated as the Notes.

ARTICLE 2
THE NOTES

Section 2.01. Terms of the Notes. The following terms relating to the Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The title of the Notes shall be “6.00% Subordinated Tier 2 Notes due 2023”;

(b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $2,000,000,000 (except as otherwise provided in the Indenture);

(c) Principal on the Notes shall be payable on December 19, 2023;

(d) The Notes shall be issued in global registered form on December 19, 2013; and shall bear interest from December 19, 2013 at an annual rate of 6.00%, payable semi-annually in arrears on June 19 and December 19 in each year commencing on June 19, 2014 (each, an “Interest Payment Date”).  Interest on the Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the Notes will be the 5th day of each June and December, whether or not a Business Day, immediately preceding the relevant Interest Payment Date. The Company’s obligation to pay the principal of and any interest on the Notes shall not be deferrable.

(e) No premium, upon redemption or otherwise, shall be payable by the Company on the Notes;

(f) Principal of and any interest on the Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g) The Notes shall not be redeemable except as provided in Article 11 of the Base Indenture, as amended by Section 3.13 of this Third Supplemental Indenture.  In connection with any redemption of Notes pursuant to Section 11.08 of the Base Indenture, as amended by Section 3.13 of this Third Supplemental Indenture, the date referenced therein shall be December 16, 2013;

(h) The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i) The Notes shall be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(j) The principal amount of, and any accrued interest on, the Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture as amended by Section 3.10 of the First Supplemental Indenture;

(k) Additional Amounts shall only be payable on the Notes pursuant to Section 10.04 of the Base Indenture as amended by Section 3.30 of the First Supplemental Indenture;

(l) The Notes shall not be converted into or exchanged at the option of the Company for stock or other securities of the Company;

(m) The Notes shall be denominated in U.S. Dollars;

(n) The payment of principal of and interest, if any, on the Notes shall be payable in U.S. Dollars;

(o) The payment of principal of and interest, if any, on the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to (n) above, shall be U.S. Dollars;

(p) The Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q) Except in limited circumstances, the Notes will not be issued in definitive form;

(r) There is no Calculation Agent for the Notes;

(s) The Events of Default on the Notes are as set forth in Section 5.01 of the Base Indenture and Defaults are set forth in Section 5.03 of the Base Indenture as amended by Section 3.07 of this Third Supplemental Indenture;

(t) The subordination terms of the Notes are as set forth in Article 12 of the Base Indenture as amended by Sections 3.32 to 3.35 (inclusive) of the First Supplemental Indenture; and

(u) The form of the Note shall be evidenced by one or more global notes in registered form (each, a “Global Note”) substantially in the form of Exhibit A to this Third Supplemental Indenture.

ARTICLE 3
SUPPLEMENTAL TERMS APPLICABLE TO THE NOTES ONLY

Section 3.01. Definitions.  The following definitions shall apply to the Notes only:

“Beneficial Owners” shall mean (a) if the Notes are in global form, the beneficial owners of the Notes (and any interest therein) and (b) if the Notes are held in definitive form, the holders in whose names the Notes are registered in the Subordinated Debt Security Register and any beneficial owners holding an interest in such Notes held in definitive form.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations (or official interpretation thereof) which are in effect at the Issue Date, the Notes are fully excluded from Tier 2 capital (as defined in the Capital Regulations) of the Company and/or the Regulatory Group.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to the Company (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in the Company’s regulatory capital (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the PRA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Capital Instruments Regulations.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation.

“Issue Date” means December 19, 2013, being the date of the initial issue of the Notes.

“Maturity Date” means December 19, 2023.

“PRA” means the Prudential Regulation Authority or such other governmental authority in the United Kingdom (or, if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the prudential regulation of the Company’s business.

“Regulatory Group” means the Company, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendments to the Banking Act 2009 or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

Section 3.02. Amendment of Definition. With respect to the Notes only, the following definition shall be amended in its entirety in Section 1.01 of the Base Indenture:

“Stated Maturity” when used with respect to any Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Subordinated Debt Security as the fixed date on which the principal of such Subordinated Debt Security or the interest thereon is due and payable.

Section 3.03. Deletion of Definitions.  With respect to the Notes only, the following definitions shall be deleted in their entirety in Section 1.01 of the Base Indenture:

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the Deposit Agreement dated as of August 17, 1992, amended and restated as of February 8, 1999, as further amended and restated as of November 2, 2001, and as may be further amended from time to time between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“Clearstream Luxembourg” means, Clearstream Banking, société anonyme, or its nominee or its or their successor.

“Deferred Interest” has the meaning specified in Section 3.07.

“Deferred Payment Date” has the meaning specified in Section 3.07.

“Deferred Record Date”, when used for the interest payable on any Deferred Payment Date on Subordinated Debt Securities of any series, means the date specified for the purpose pursuant to Section 3.01.

“Dollar Preference Shares” means a designated series of non-cumulative dollar preference shares, nominal value of $.01 each, of the Company for which, if applicable to a particular series of Subordinated Debt Securities, the Company may exchange or convert any series of Subordinated Debt Securities.

“Exchange Date”, when used with respect to any applicable series of Subordinated Debt Securities, has the meaning specified in Section 13.03.

“Exchange Securities” has the meaning specified in Section 3.01(l).

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

Section 3.04. Deletion of Deferred Payment Provisions.  With respect to the Notes only, the following Sections of the Base Indenture are amended and restated in their entirety and shall read as follows:

Section 3.01 Amount Unlimited, Issuable in Series.

…

(d)           the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, and, in the case of registered Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

…

Section 3.07.  Payment; Interest Rights Preserved.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Subordinated Debt Securities, to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to

Section 3.01 outside the United Kingdom for collection by the Holder.

In the case of registered Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

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Section 4.01.                      Satisfaction and Discharge of Subordinated Debt Securities Indenture.  This Subordinated Debt Securities Indenture shall upon Company Request (subject to Section 4.04) cease to be of further effect with respect to Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series when:

(a)           all Subordinated Debt Securities of such series theretofore authenticated and delivered (other than (i) Subordinated Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Subordinated Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)           all such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation:

(A)           have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and (1) the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations maturing, in the case of (A) and (B) above, as to principal and interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Subordinated Debt Securities which have become due and payable) or to the Redemption Date as the case may be, and (2) no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default shall have occurred and be continuing; or

(c)           the Company has paid or caused to be paid all other sums payable hereunder (including any accrued but unpaid interest) by the Company with respect to the Subordinated Debt Securities of such series and no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default shall have occurred and be continuing; and

(d)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Subordinated Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause 4.01(b) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 4.02.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all cash and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Subordinated Debt Securities of such series, and this Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations have been deposited with the Trustee.

Section 4.03.  Repayment to Company.  The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money and/or U.S. Government Obligations held by them at any time with respect to any series of Subordinated Debt Securities.

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Section 11.06.  Subordinated Debt Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07.  Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 3.05. Deletion of Exchange Provisions.  With respect to the Notes only, (i) Section 1.13 of the Base Indenture is amended by deleting the reference to “Exchange Date” therein, (ii) Section 3.01(l) of the Base Indenture is amended and restated in its entirety and shall read as follows:

(l) [Reserved];

and (iii) Section 3.05 of the Base Indenture is amended by deleting the following paragraph:

In the event that a Global Security is surrendered for redemption or exchange for Dollar Preference Shares or Exchange Securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

Section 3.06. Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to the Notes only, Article 3 of the Base Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13.  Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  If the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or Global Security, as the case may be, or, with respect to any Subordinated Debt Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee may amend such Subordinated Debt Security (including any Global Security) as contemplated by Section 9.01(l) (subject to Section 9.07) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 3.07. PRA.  With respect to the Notes only, Article 4 of the Base Indenture is amended by adding Section 4.04, which shall read as follows:

Section 4.04.  PRA.  The Company may only make a Company Request as provided under Article 4 of this Subordinated Debt Securities Indenture provided that (a) upon CRD IV taking effect in the United Kingdom, such right shall only apply if, when and to the extent not prohibited by CRD IV, (b) the Company (except to the extent that the PRA no longer so requires) has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the Company makes such Company Request and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto and (c) (except to the extent that the PRA no longer so requires) when giving notice to the PRA, the Company shall provide details in order to demonstrate that following satisfaction and discharge of the Subordinated Debt Securities Indenture, the Company will be able to meet its capital resources requirements and have sufficient financial resources to meet the PRA’s overall financial adequacy rule, each as provided in the Capital Regulations.

Section 3.08. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  With respect to the Notes only, Section 5.03(a) and (b) of the Base Indenture is amended and restated in its entirety, which shall read as follows:

(a)           the Company fails to pay any installment of interest on any Subordinated Debt Security of such series on or before its Interest Payment Date and such failure continues for 14 days; or

(b)           the Company fails to pay all or any part of the principal of any Subordinated Debt Security of such series on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

Section 3.09. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  With respect to the Notes only, Section 5.08 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Article 12 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to

Section 3.07) interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 3.10. Undertaking for Costs.  With respect to the Notes only, Section 5.14 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.14.  Undertaking for Costs.  All parties to this Subordinated Debt Securities Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 3.11. Notification of Assumption or Substitution to the PRA.  With respect to the Notes only, Article 8 of the Base Indenture is amended by adding Section 8.04, which shall read as follows:

Section 8.04.  Notification of Assumption or Substitution to the PRA.  No such assumption or substitution as is referred to in Sections 8.01, 8.02 and 8.03 shall be effected in relation to any series of Subordinated Debt Securities, unless (except to the extent that the PRA no longer so requires) the Company has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept)

before the date scheduled therefor and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto.

Section 3.12. Compensation and Reimbursement.  With respect to the Notes only, Section 6.07 of the Base Indenture is amended in part to amend and restate the last two paragraphs therein, with the following paragraphs:

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided, however, that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defenses, which are different from the Company’s, in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Company and any and all fees, costs and expenses of such separate legal representation of the Trustee will be paid by the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Subordinated Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee and any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes.

Section 3.13. Notification of Modification or Supplemental Indenture.  With respect to the Notes only, Article 9 of the Base Indenture is amended by adding Section 9.07, which shall read as follows:

Section 9.07.   Notification of Modification or Supplemental Indenture.  No such modification shall be effected in relation to any series of Subordinated Debt Securities or the Third Supplemental Indenture pursuant to this Article or Section 3.13 herein, unless (except to the extent that the PRA no longer so requires) the Company has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the proposed modification and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto.

Section 3.14. Redemption of Subordinated Debt Securities.  With respect to the Notes only, Article 11 of the Base Indenture is amended by amending and restating Sections 11.01, 11.08 and 11.09 in their entirety, and by adding Sections 11.10 and 11.11, each of which shall read as follows:

Section 11.01.  Applicability of Article.  Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11.  Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Capital Regulations and Section 11.11 below. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

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Section 11.08.  Optional Redemption Due to Changes in Tax Treatment.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to Section 11.11 below, the Subordinated Debt Securities of any series are redeemable, as a whole but not in part, at the option of the Company on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after a date included in the terms of such series of Subordinated Debt Securities pursuant to Section 3.01:

(a)           in making payment under the Subordinated Debt Securities in respect of principal or interest, if any, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)           the payment of interest on the next Interest Payment Date in respect of any of the Subordinated Debt Securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)           on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced), provided that in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV.

In any case where the Company shall determine that as a result of any change in the application or interpretation of any laws or regulations it is entitled to redeem the Subordinated Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

Section 11.09.  Optional Redemption Due to a Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to Section 11.11 below, the Subordinated

Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided that in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV.

Section 11.10.  Repurchases.  Subject to Section 11.11 below, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices, provided, however, that upon CRD IV taking effect in the United Kingdom, any purchase pursuant to this section shall only be permitted if, when and to the extent not prohibited by CRD IV.

Section 11.11.  Early Redemption or Repurchases – PRA.  Subordinated Debt Securities may only be redeemed or purchased by the Company prior to the Maturity Date as provided under Article 11 of this Subordinated Debt Securities Indenture provided that the Company (except to the extent that the PRA no longer so requires) (a) has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the Company becomes committed to the proposed redemption or repurchase and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto and (b) when giving notice to the PRA, the Company shall provide details in order to demonstrate that following such redemption or repurchase, the Company will be able to meet its capital resources requirements and have sufficient financial resources to meet the PRA’s overall financial adequacy rule, each as provided in the Capital Regulations.

Section 3.15. Exchanges Not Deemed Payment.  With respect to the Notes only, Section 12.10 of the Base Indenture is deleted in its entirety.

Section 3.16. Exchange of Subordinated Debt Securities.  With respect to the Notes only, Article 13 of the Base Indenture is deleted in its entirety.

ARTICLE 4

Section 4.01. Agreement with Respect to Exercise of U.K. Bail-In Power

(a) By purchasing the Notes, each Holder and Beneficial Owner of the Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Notes solely to give effect to the above.  With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial Owner of the Notes further acknowledges and agrees that the rights of the holders under the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

(b) By its purchase of the Notes each Holder and Beneficial Owner of the Notes:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Notes under Section 5.12 of the Base Indenture, and (b) none of the Base Indenture or this Third Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.  Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Third Supplemental Indenture.

(c) Each Holder or Beneficial Owner that acquires its Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the U.K. bail-in power.

(d) By its purchase of the Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

(e) No repayment of the principal amount of the Notes or payment of interest on the Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company or other members of the Group.

(f) Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

ARTICLE 5
MISCELLANEOUS

Section 5.01. Effect of Supplemental Indenture. Article 3 of this Third Supplemental Indenture amends and restates certain provisions of the Base Indenture but only with respect to the Notes, and such amended and restated provisions of the Base Indenture shall not be applicable to any series of Subordinated Debt Securities issued under the Indenture, except as expressly set forth in a future supplemental indenture.  Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Base Indenture shall be amended and supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Base Indenture, as amended, for all purposes in respect of the Notes.  Article 4 of this Third Supplemental Indenture shall apply to the Notes only and shall not be applicable to any other series of Subordinated Debt Securities issued under the Indenture, except as expressly set forth in a future supplemental indenture.

Section 5.02. Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Indenture, and in the case of such Opinion of Counsel, that this Third Supplemental Indenture is permitted by the Base Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Base Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, as conclusive evidence that this Third Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 5.03. Notices to, and Consents Required from, the PRA to Be Provided to the Trustee. The Company shall provide to the Trustee all notifications provided to, and all prior consents obtained from the PRA pursuant to Sections 3.07, 3.11, 3.13 and 3.14 of this Third Supplemental Indenture.

Section 5.04. Confirmation of Indenture. The Base Indenture, as further amended and supplemented by this Third Supplemental Indenture with respect to the Notes, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Notes, be read, taken and construed as one and the same instrument. This Third Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail with respect to the Notes.

Section 5.05. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.06. Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Base Indenture (as amended and restated in Section 3.03 of the First Supplemental Indenture), and except that the authorization and execution by the Company of this Third Supplemental Indenture and the Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 5.07. Reparability. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.08. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.09. Appointment of Agent for Service. With respect to the Notes only, the following definition shall be amended in its entirety in Section 1.14 of the Base Indenture:

Section 1.14. Appointment of Agent for Service. The Company has designated and appointed CT Corporation System, 111 Eight Avenue, 13th Floor, New York, NY 10011, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Notes or this Third Supplemental Indenture, but for that purpose only, and agrees that service of process upon said CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Notes remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation System in full force and effect so long as any of the Notes shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Company

By:	/s/ John Cummins
Name:John Cummins
Title:Group Treasurer

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SUBORDINATED NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SUBORDINATED NOTE REGISTERED, AND NO TRANSFER OF THIS SUBORDINATED NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE RIGHTS OF THE HOLDER OF THIS SUBORDINATED NOTE ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SUBORDINATED NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

CUSIP No. []
ISIN No. []

THE ROYAL BANK OF SCOTLAND GROUP plc

[]% SUBORDINATED TIER 2 NOTES DUE []

No. []	$[]

THE ROYAL BANK OF SCOTLAND GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[] ([] dollars) on [] or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on the []th day of each [] and [] of each year, commencing on [], 2014, up to and including []

A-1

(each, an “Interest Payment Date”).  Interest so payable on any Interest Payment Date shall be paid to the holder in whose name this Subordinated Note is registered on the [] day of each [] and [] of each year (each a “Regular Record Date”), commencing on [], 2014.  If (i) the Company fails to pay any installment of interest on this Subordinated Note on or before an Interest Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of this Subordinated Note on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Notes to be due and payable.

Interest shall accrue on this Subordinated Note from day to day from the date of issuance hereof or from the most recent Interest Payment Date at the rate of []% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Subordinated Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of, and any interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.  If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner of such Subordinated Note for the purpose of receiving payment of principal of and (subject to Section 3.07 of the Indenture) interest, if any, on such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

A-2

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above.  With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial Owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

A-3

IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be duly executed.

Dated: []

THE ROYAL BANK OF SCOTLAND GROUP PLC By:__________________________________ Name: [] Title: []

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: []

THE BANK OF NEW YORK, MELLON, LONDON BRANCH as Trustee By:___________________________ Authorized Signatory

A-4

[Reverse of Note]

This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Notes”) issued and to be issued in one or more series under a Subordinated Debt Securities Indenture dated as of December 4, 2012 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of December 4, 2012 (the “First Supplemental Indenture”) and the Third Supplemental Indenture dated as of [], 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the “Indenture”), in each case among the Company, as issuer, and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture).  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

This Subordinated Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[].  The Company may, from time to time, without the consent of the Holders of the Subordinated Notes of this series, issue Additional Subordinated Notes having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Subordinated Notes of this series. Any such Additional Subordinated Notes, together with the Subordinated Notes of this series, may constitute a single series of Subordinated Notes under the Indenture and shall be included in the definition of “Subordinated Debt Securities” in the Indenture where the context requires; provided, however, that if the original Subordinated Notes of this series are determined by the Company to be debt for U.S. federal income tax purposes and the Additional Subordinated Notes are not fungible with the Outstanding Subordinated Notes of this series for U.S. federal income tax purposes, the Additional Subordinated Notes must have a CUSIP, ISIN and/or other identifying number different from those used for the Outstanding Subordinated Notes of this series.

The Subordinated Notes of this series will constitute direct unconditional, unsecured and subordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves and rank junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company.

The rights of the Holders of the Subordinated Notes of this series are, to the extent and in the manner set forth in Section 12.01 of the Indenture, subordinated to the claims of all Senior Creditors of the Company, and this series of Subordinated Notes is issued subject to the provisions of that Section 12.01, and the holders of this series of Subordinated Notes, by accepting the same, agree to and shall be bound by such provisions.  The provisions of Section 12.01 of the Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

If an Event of Default with respect to the Subordinated Notes of this series shall have occurred and be continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes of this series may declare the principal amount together with accrued interest, if any, and Additional Amounts (if any), of all the Subordinated Notes of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

If a Default with respect to the Subordinated Notes of this series shall have occurred and be continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the outstanding Subordinated Notes of this series to be due and payable.

The Holders of Subordinated Notes by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Subordinated Notes or the Indenture (or between the obligations under or in respect of any Subordinated Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during a winding up, administration or liquidation of the Company or otherwise.  Notwithstanding the above, if any such rights and claims of any such Holder (or the Trustee acting on behalf of such Holder) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holder) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount in trust for the Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.  The terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

Subject to the provisions of this paragraph, all amounts of principal and interest, if any, on any Subordinated, Notes of this series will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount and interest, if any, on the Subordinated Notes of this series (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of Subordinated Notes of this series, after such deduction or withholding, shall equal the respective amounts of principal and interest, if any, which would have been payable in respect of such Subordinated Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Subordinated Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the mere holding or ownership of a Subordinated Note, or the collection of any payment of (or in respect of) principal of, or interest, if any, on any Subordinated Note,

(ii) except in the case of a winding up of the Company in the United Kingdom, the relevant Subordinated Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Subordinated Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30 day period,

(iv) the Holder or the beneficial owner of the relevant Subordinated Note or the beneficial owner of any payment of (or in respect of) principal of, or interest, if any, on such Subordinated Note failed to comply with a request of the Company or its liquidator or other authorized Person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the

Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(vi) the relevant Subordinated Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Subordinated Note to another paying agent in a Member State of the European Union, or

(vii) any combination of subclauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to the payment of principal of, or interest on, the Subordinated Notes to any Holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in the Indenture there is mentioned, in any context, the payment of the principal or interest, if any, on, or in respect of, any Subordinated Note of this series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The Subordinated Notes of this series may not be redeemed by the Company except as provided in the Indenture.  The Subordinated Notes of this series may not be redeemed in whole or in part at the option of the Holder thereof.

The Subordinated Notes of this series are redeemable, as a whole but not in part, at the option of the Company on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of this series of Subordinated Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after []:

(a)
in making payment under the Subordinated Notes in respect of principal or interest, if any, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)
the payment of interest on the next Interest Payment Date in respect of any of the Subordinated Notes would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)
on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced), provided that, in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV.

In any case where the Company shall determine that as a result of any change in the application or interpretation of any laws or regulations it is entitled to redeem the Subordinated Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

The Subordinated Notes are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of this series of Subordinated Notes to the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided that in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this paragraph shall only apply if, when and to the extent not prohibited by CRD IV.

The Company may also from time to time purchase Subordinated Notes in the open market or by tender or by private agreement, in any manner and at any price or at differing prices, provided, however, that upon CRD IV taking effect in the United Kingdom, any purchase pursuant to this section shall only be permitted if, when and to the extent not prohibited by CRD IV.

Subordinated Notes may only be redeemed or purchased by the Company prior to the Maturity Date as provided in the foregoing paragraphs provided that the Company (except to the extent that the PRA no longer so requires) (a) has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the Company becomes committed to the proposed redemption or repurchase and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto and (b) when giving notice to the PRA, the Company shall provide details in order to demonstrate that following such redemption or repurchase, the Company will be able to meet its capital resources requirements and have sufficient financial resources to meet the PRA’s overall financial adequacy rule, each as provided in the Capital Regulations.

If the Company elects to redeem the Subordinated Notes of this series, the Subordinated Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Subordinated Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than 66⅔% in principal amount of the Subordinated Notes at the time outstanding of each such series provided, however, no such amendment or modification shall be effected in relation to any Subordinated Note, unless (except to the extent that the PRA no longer so requires) the Company has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the proposed modification and no objection thereto has been raised by the PRA or (if required)

the PRA has provided its consent thereto.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Subordinated Notes of each series, on behalf of the Holders of all Subordinated Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default and Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay to the Holder of the Subordinated Notes, the principal of, and interest, if any, on this Subordinated Note as and when the same shall become due and payable at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Subordinated Note of this series will have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder fulfils the requirements of Section 5.07 of the Indenture.

Subject to the subordination provisions herein, no provision of this Subordinated Note or of the Indenture shall alter or impair the right of the Holder of this Subordinated Note, which is absolute and unconditional, to receive payment of the principal of, and interest on, this Subordinated Note when due and payable in accordance with the provisions of this Subordinated Note and the Indenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

By purchasing the Subordinated Notes, each Holder and Beneficial Owner of the Subordinated Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above.  With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial

Owner of the Subordinated Notes acknowledges and agrees that the rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

By its purchase of the Subordinated Notes, each Holder and Beneficial Owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 of the Indenture, and the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.  Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

Each Holder or Beneficial Owner that acquires its Subordinated Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

By its purchase of the Subordinated Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

This Subordinated Note will be governed by the laws of the State of New York except that the subordination provisions and the waiver of the right to set-off by the Holders and by the Trustee acting on behalf of Holders contained herein will be governed by the laws of Scotland.

Unless otherwise defined herein, all terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.